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                                                               Exhibit 23.2

                              [TO BE UPDATED]


                             AWARENESS LETTER


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  SPS Technologies, Inc.
     Registration on Form S-3

     We are aware that our report dated May 12, 1994, except for the third paragraph of Note 3 as to which the date is November 9, 1994, on our review of interim financial information of SPS Technologies, Inc. for the period ended March 31, 1994 and included in the Company's quarterly report on Form 10-Q/A-1 for the quarter then ended is incorporated by reference in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



     /S/ Coopers & Lybrand L.L.P.
     COOPERS & LYBRAND L.L.P.
     2400 Eleven Penn Center
     Philadelphia, PA 19103
     November 10, 1994